SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 9, 1999


                             SAC TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Minnesota                1-13463                41-1741861
     ---------------       ---------------------      -------------------
     (State or other       (Commission File No.)      (IRS Employer
     jurisdiction of                                  Identification No.)
     incorporation)

                        4444 West 76th Street, Suite 600
                                 Edina, MN 55435
                     ---------------------------------------
                     (Address of principal executive office)



       Registrant's telephone number, including area code: (612) 835-7708
                                                           --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

         SAC Technologies, Inc. (the "Company") and The Shaar Fund Limited, a private international investment fund (the "Fund") completed a private financing transaction on July 9, 1999 which yielded gross proceeds to the Company of $875,000. Pursuant to a Securities Purchase Agreement between the parties, the Fund purchased 13,125 shares of the Company's newly designated Series A 9% Convertible Preferred Stock (the "Series A Shares") together with five year warrants (the "Warrants") to purchase 131,250 shares of common stock, $.01 par value per share ("Common Stock"). The Company is obligated to file a registration statement with the United States Securities and Exchange Commission (the "Commission") permitting the public resale of the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series A Shares and Warrants. In connection with this financing, the Fund forever released the Company from the event of default resulting from the Company's shares being delisted from the NASDAQ SmallCap Market. Below is a more detailed description of the material components of this financing transaction.

         Series A Shares

         The Board of Directors of the Company authorized the issuance of 13,125 shares of Preferred Stock to be designated as "Series A 9% Convertible Preferred Stock". The Series A Shares have a liquidation preference of $100 per share payable prior to and in preference to the Company's Common Stock. The Series A Shares were sold at an approximate 33% discount to the $100 per share liquidation preference per share for an aggregate purchase price of $875,000.

         The Series A Shares provide for a cumulative dividend at the rate of 9% per annum payable in arrears semi-annually on June 15 and December 15. At the option of the Company, the dividends are payable in cash or shares of restricted Common Stock. The restricted Common Stock issued in payment of such dividends is issuable at the Conversion Price (as defined below) in effect on the date the dividend is paid.

         The Series A Preferred Shares are convertible at the option of the holder into shares of restricted Common Stock at a Conversion Price equal to the lesser of (i) 110% of the closing bid price of the Company's Common Stock on July 8, 1999; and (ii) 78% of the average of the closing bid prices of the Company's Common Stock as reported on the OTC Electronic Bulletin Board during the five trading days immediately preceding the date of conversion. The Conversion Price is subject to adjustment in the event that the Company issues any options or other convertible securities without consideration or for consideration per share less than the Effective Conversion Price in effect on the date of issuance. The Effective Conversion Price is equal to the Conversion Price in effect on such date multiplied by .67 (representing the original issue discount applicable to the Series A Shares). The number of shares issuable upon conversion of the Series A Shares, in payment of dividends thereon or exercise of the Warrants is limited such that the Company has no obligation to issue such shares to the extent that such issuance would result in the holder of such Series A Shares being deemed the beneficial owner of in excess of 9.99% of the Company's outstanding shares of Common Stock.


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         The Company has the right to redeem the Series A Shares in whole or in part at $100 per Series A Share so long as (i) the Company's Common Stock is eligible for quotation and trading on the OTC Electronic Bulletin Board, a national securities exchange or the NASDAQ Stock Market; and (ii) the shares of Common Stock issuable upon conversion of the Series A Shares are subject to an effective registration statement permitting their resale under the Securities Act of 1933, as amended (the "Securities Act"). Other than provided by applicable law, holders of the Series A Shares have no voting rights.

         Warrants

         In connection with issuance of the Series A Shares, the Company issued Warrants to the Fund to purchase 131,250 shares of Common Stock at an exercise price equal to 110% of the average closing bid prices of the Company's common stock during the five (5) trading days ending July 8, 1999). The Warrants have a term of five (5) years and are immediately exercisable. The exercise price and number of shares issuable upon exercise of the Warrants are subject to proportional adjustment in the event of a stock split, stock dividend, reclassification, recapitalization, merger or consolidation effecting the Company's Common Stock. The exercise of the Warrants is limited such that the Company has no obligation to issue any shares upon any exercise to the extent that any exercise would result in the holder of the Warrants being the beneficial owner of in excess of 9.99% of the Company's outstanding shares of Common Stock.

         Registration Rights Agreement

         The Company also entered into a registration rights agreement with the Fund which requires the Company to file a registration statement covering the public resale of the Common Stock issuable upon conversion or exercise, as applicable, of the Series A Shares and Warrants by no later September 7, 1999 and have such registration statement declared effective by no later than December 6, 1999. In the event that the Company either fails to file the registration statement or have such registration statement declared effective by the dates set forth above, it is subject to a fine equal to two percent (2%) of the liquidation preference of the Series A Shares outstanding on such date. In the event that the Company fails to have such registration statement filed or declared effective within thirty (30) days after the dates set forth above, it is subject to an additional fine equal to three percent (3%) of the liquidation preference of all Series A Shares outstanding on such date and an additional three percent (3%) of such liquidation preference for each thirty (30) day period thereafter.

         Waiver of Event of Default

         The Fund is the holder of the Company's outstanding Subordinated 5% Convertible Debenture (the "Debenture") in the outstanding principal amount of approximately $1,500,000. On or about May 24, 1999, the Company's Common Stock was delisted from trading on the NASDAQ SmallCap Market. The delisting constituted an event of default under the Debenture which provided the Fund with the right to accelerate all outstanding indebtedness due under the Debenture. On or about May 27, 1999, the Fund waived its right under the Debenture to accelerate such indebtedness as a result of the Company's shares being delisted from the NASDAQ Stock Market for a period of thirty (30) days. In connection with this financing, the


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Fund permanently waived the event of default and any and all right it has to accelerate the outstanding indebtedness due under the Debenture as a result of the Company's shares being delisted from the NASDAQ SmallCap Stock Market.

ITEM 7.  EXHIBITS

Exhibit              Description
-------              -----------

3.4                  Certificate of Designation of Series A 9% Convertible
                     Preferred Stock

10.20 Registration Rights Agreement by and between the Registrant and The Shaar Fund Ltd. dated July 9, 1999

10.21 Securities Purchase Agreement by and between the Registrant and The Shaar Fund Ltd. dated July 9, 1999

10.22                Form of Warrant granted to The Shaar Fund Ltd.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 22, 1999                     SAC TECHNOLOGIES, INC.


                                          BY:/s/Barry M. Wendt
                                             ----------------------------------
                                                   Barry M. Wendt
                                                   Chief Executive Officer



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                                  EXHIBIT INDEX



Exhibit              Description
-------              -----------

3.4                  Certificate of Designation

10.20 Registration Rights Agreement by and between the Registrant and The Shaar Fund Ltd. dated July 9, 1999

10.21 Securities Purchase Agreement by and between the Registrant and The Shaar Fund dated July 9, 1999

10.22                Form of Warrant granted to The Shaar Fund.